                           Williams Richey & Co.



December 21, 1995



Securities and Exchange Commission
Washington, D.C.  20549


We have read Item 4 of the Royal Gold, Inc. Form 8-K (Commission
File No. 0-5664) dated December 13, 1995, and concur with the statements made therein.

Sincerely,


//s//

WILLIAMS, RICHEY & CO., P.C.









950 SOUTH CHERRY STREET, SUITE 918, DENVER, COLORADO  80202
303/759-3733, FAX:303/759-1168